EXHIBIT 10.4

411 Isis Ave. 2nd Floor Inglewood, CA 90301 Telephone 310-318-3300 Fax 310-712-8383

Escrow No.: HH-2374-SR Date: November 29, 2021	Escrow Officer: Sally Rowshan Email: Sally@SecuredTrustEscrow.com

Whereas DEP Nevada, Inc., a Nevada corporation (“Buyer”) and Canopy Monterey Bay, LLC, a California limited liability company (“Company”), and Cary Stiebel, Jana Stiebel, Jayme Rivard, Adrian Dermicek, Laurie Johnson (collectively referred to herein as “Sellers”) have entered into a MEMBERSHIP INTEREST PURCHASE AGREEMENT November 30, 2021 (“Agreement”), a copy of which has been handed to Escrow Holder for reference. Buyer, Company, and Sellers are collectively referred to herein as “Parties.”

Whereas Buyer, Company, and Sellers hereby request the services of Secured Trust Escrow, a California corporation licensed by the Department of Financial Protection and Innovation under License No. 96DBO-77505 (“Escrow Holder”) to hold funds as a neutral third-party pursuant to the terms and conditions contained herein.

HOLDING ESCROW INSTRUCTIONS

1.

HOLDING ESCROW PURPOSE: This Holding Escrow Instructions (“Instructions”) is entered into and effective on November 30, 2021 by and between Buyer, Company, Sellers in order to establish an escrow account to facilitate the sale of certain Membership Interest in Company between Buyer and Seller. More specifically:

-	Sellers currently own 100% of the issued and outstanding membership interests in the Company.
-

Seller wishes to sell and Buyer wishes to purchase 80% of the issued and outstanding membership interests in the Company under the terms and conditions contained in the Membership Interest Purchase Agreement.

-	The agreed upon purchase price for 80% of the Membership Interest of Company is $4,800,000 NO/100 paid as follows:

o	$10,000 NO/100 paid by Buyer to Seller outside of escrow as a Deposit to be applied to the Purchase Price
o	$2,490,000 NO/100 to be paid through escrow
o	$2,300,000 NO/100 to be paid via Secured Promissory Note

2.	ESCROW HOLDER’S FUNCTION: Escrow Holder’s sole task is to safeguard funds and to disburse funds as instructed by mutual written and signed instructions to Escrow Holder. Escrow Holder shall not be

Concerned with the following matters which all shall be handled outside of escrow by each Party’s respective legal counsel:

-	The review or receipt of any “Closing Deliverables” as referenced under Section 3.04 of the Agreement

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-	The preparation and review of the any financing agreements between the Parties including the Promissory Note, any Security Agreements, or financing statements.
-	The transfer, application, review, or delivery of any “licenses” or “licensed applications” as referenced in the Agreement.
-	The “State Approval” as referenced in Section 4 of the Agreement

Escrow Holder’s sole task is to safeguard and hold the purchase money on behalf of the Buyer and Seller and disburse solely according to mutual signed instructions (on Escrow Holder’s own form). Escrow Holder may facilitate the recording of any documents such as Deeds of Trusts, Grant Deeds, or the filing of any financing statements

3.

ESCROW FUNDS: The Escrow Funds shall refer to all deposits made into this escrow. Parties anticipate that the amount of $2,490,000 NO/100 to be deposited by Buyer. Escrow Holder shall inform both Parties upon receipt of such deposit. Parties reserve the right to make additional deposits and supplement the escrow funds as necessary.

4.

INTERPRETATION AND LEGALITY OF UNDERLYING AGREEMENT: Parties acknowledge that Escrow Holder shall not be involved with the interpretation, drafting, or reviewing of the underlying agreement between Parties that is the subject of this escrow. Escrow Holder’s sole concern and purpose shall be to hold and safeguard funds on behalf of Parties and to disburse based on mutual instructions. Furthermore, Parties confirm to Escrow Holder that the underlying subject matter and basic purpose of the holding escrow is legal, does not violate any State Law or Federal law.

5.

DISBURSEMENT PROCEDURES: Escrow Holder shall disburse the funds as directed by both Parties by written instructions. Escrow Holder shall receive instructions only from Parties to the escrow under the following terms and conditions: Escrow Holder shall receive specific instructions as to the release of funds, including but not limited to the amount of the funds to be released and detailed recipient information. Upon receipt of this request to release funds, Escrow Holder shall prepare an Amendment and/or Authorization to Release Funds to be signed by both Parties. Escrow Holder shall only release funds when such Amendment and/or Authorization to Release Funds is executed by both Parties. Parties agree and acknowledge that Escrow Holder will not accept account information of any form via the internet. Escrow Holder shall confirm by encrypted communication and by phone all account information prior to releasing funds.

6.

DISBURSEMENT INFORMATION. Parties represent and warrant to Escrow Holder that the Disbursement Information provided to Escrow Holder is complete, accurate in all respects, and is not subject to qualification. Parties acknowledge that Escrow Holder shall call the requested recipient to verify account details.

7.

DISBURSEMENT REQUESTS: Parties acknowledge that certain conditions must be met before Escrow Holder can make disbursements. Such conditions include receipt of fully executed Disbursement Instructions acceptable to Escrow Holder. Disbursement Authorizations may only be signed by the Parties to the escrow unless otherwise amended. Absent written agreement to the contrary, Escrow Holder will make disbursements up to 48 hours from receipt of acceptable Disbursement Instructions and acceptable account information.

8.

DUTY OF ESCROW HOLDER: Escrow Holder’s duties hereunder shall be limited to the safekeeping of money and documents received by Escrow Holder and for the disposition and/or disbursement of same in accordance with the written instructions acceptable by Escrow Holder. Escrow Holder shall not be liable for any damages, losses, costs or expenses incurred by any Party in the handling and processing of this Escrow as a result of any act or failure to act made or omitted in good faith or for any action taken that Escrow Holder shall in good faith believe to be genuine. Escrow Holder may consult with legal counsel during the course of this Escrow.

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9.

COUNTERPART: These Escrow Instructions and General Provisions may be executed in counterparts, each of which shall be deemed an original regardless of the date of this execution and delivery. All such counterparts, inclusive, shall constitute one and same document.

10.

WRITTEN INSTRUCTIONS REQUIRED: Pursuant to California Civil Code Section 1624, no notice, demand, Supplemental Escrow Instruction, or Amendment of the Escrow Instructions shall be effective unless given in writing by the Parties affected thereby. Escrow Holder may, at its sole discretion, rely on written instructions made outside of escrow however Parties acknowledge that absent rare exceptions, Escrow Holder only disburses funds based on instructions created by Escrow Holder and instructions deemed acceptable to Escrow Holder, at Escrow Holder’s sole discretion.

11.

VERIFICATION OF IDENTITY: Escrow Holder shall not be responsible or liable in any manner for the sufficiency or correctness as to from, manner of execution or validity of any document(s) deposited with Escrow Holder, nor as to the identity, authority or rights of any person executing the same, or for verifying signatures, or determining whether there is a false impersonation, forgery, fraud, or the scope of any agents’ authority either as to documents of record or those handled in this Escrow. If the Parties desire that Escrow Holder verify any signature(s) on instructions, check, documents or other items received by Escrow Holder, separate written Escrow Instructions must be entered into and expressly approved by Escrow Holder that specifically evidences. Escrow Holders agreement to undertake such responsibility upon the payment of an additional fee. Escrow Holder shall not be liable or responsible for any loss that may occur because of forgeries, fraud or false representations made or involving the Parties to this Escrow, any third parties, the Parties’ agent(s) or broker(s) or any other person or entity.

12.

TRUST ACCOUNT: All funds received in this escrow by Secured Trust Escrow shall be deposited in a non-interest bearing account (the "Escrow Account") with BANC OF CALIFORNIA a federally insured financial institution (the "Depository). Each of the parties agrees, understands and acknowledges that the escrow trust account is non-interest bearing. Escrow Holder may receive certain direct or indirect benefits from the financial institution by reason of the deposit of such funds or the maintenance of such accounts with the financial institution, and Escrow Holder shall have no obligation to account to the depositing Party in any manner for the value of, or to pay such Party, any benefit received by Escrow.

13.

FDIC: Escrow Holder deposits funds received on behalf of the Parties in a bank that is insured by the Federal Deposit Insurance Corporation ("FDIC"). FDIC deposit insurance coverage applies to a maximum amount of $250,000 NO/100 per depositor for deposits held in the same legal ownership category at each bank. Escrow Holder doesn't guarantee the solvency of any bank into which funds are deposited and assumes no liability for any loss to the Parties incur due to the failure, insolvency, or suspension of operations of any bank or the $250,000 NO/100 FDIC deposit insurance limit.

14.

ELECTRONIC SIGNATURE ACKNOWLEDGEMENT: Buyer and/or Seller hereby agree to allow Escrow Holder to rely on electronic signatures as if they are original signatures. Buyer and Seller further acknowledge that original signatures are required for recordings by the County Recorder. By signing below, the Parties to this agreement hereby consent to the use of electronically executed documents for the purposes of expediting this transaction and Secured Trust Escrow shall be held free and harmless from· any liability and/or removability that may arise now or in the future with regard to authenticating or verifying the actual signature of either Party to this transaction.

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15.

WIRE FRAUD ADVISORY: Due to the increase of wire fraud and cyber theft, Escrow Holder does not send account information by the internet. Please be aware of the following: Our trust account is with City National Bank. We NEVER send account information by the internet. If you receive an email that contains an account number, it is not ours. Please notify our office immediately so that we may contact the proper authorities and report the incident. You must call your Escrow Officer to obtain the account number. Parties are instructed to never rely on electronic wire instructions received and to verify and confirm all bank account information, whether incoming or outgoing, with Escrow Holder.

16.

ESCROW FEES: Escrow Holder shall receive, as compensation for services a fee in the amount of $6,000 NO/100. Escrow Fees shall be deducted out of the initial deposit into escrow and pre-paid by the Buyer. At closing, Escrow Fees shall be split equally between Purchaser and Seller. In the event of cancellation of escrow, Buyer shall pay a $3,000 escrow and all other Escrow Funds shall be distributed as instructed to Escrow Holder and under the terms of this Escrow Instruction. This fee shall be earned when received. Escrow Holder is authorized to deduct the escrow fee out of the initial deposit made into Escrow without further instruction. Additionally, the following fees shall apply (if applicable): $25 for each incoming and each outgoing wire; $15 for each check request; and all out of pocket costs including messenger and overnight fees.

17.

EXTRAORDINARY COSTS. In the event Escrow Holder is required or requested to produce, duplicate, or record documents, utilize messengers, delivery services and/or provide testimony, take action in any court, arbitration or other proceeding, Parties must provide such additional sums as required by Escrow Holder as a condition for providing such service. Parties shall promptly reimburse Escrow Holder for all costs and expenses in connection therewith, including but not limited to, attorneys’ fees. The foregoing amounts are in addition to the Escrow Holder’s Fees and Escrow Holder is authorized to disburse such amounts to itself from any additional deposit provided in accordance with this paragraph.

18.

WARRANTY OF UNDERLYING LEGALITY: Parties represent and warrant to Escrow Holder that the underlying subject matter of this holding escrow is legal in all respects and complies with both State and Federal Laws. Escrow Holder shall conclusively rely on such representation from the Parties without further inquiring or requesting documentation from the Parties.

19.

CORPORATE GOOD STANDING: In the event that a Party to this escrow is a corporation, Parties represent and warrant to escrow holder that: (a) they have authority to act on behalf of the corporation (b) they are acting within the scope of their authority, and (c) the corporation is in good standing. Each person executing this Agreement represents and warrants that he or she has full power and authority to do so and that no other authorizations or approvals of any kind are necessary.

20.

COVENANT. Each Party agrees to cooperate with Escrow Holder including providing such documents and forms as may be reasonably requested by Escrow Holder from time to time to affect the transaction contemplated by this Agreement.

21.

CONFLICTING INSTRUCTIONS & DISPUTES. Should any dispute arise in connection with this Agreement including, but not limited to, conflicting instructions, Escrow Holder may withhold Disbursements until the dispute is resolved by legal process or an agreement acceptable to Escrow Holder is reached. If resolution cannot be obtained, Escrow Holder may, upon at least fourteen (14) days prior written notice to Parties, interplead the funds with the court at which time Escrow Holder shall be fully discharged and relieved from all liability in connection with such funds and shall be entitled to recover its costs and attorneys’ fees in connection therewith.

22.	ESCROW HOLDER’S OBLIGATIONS. The obligations of Escrow Holder are limited solely to safeguarding and disbursing Funds. Escrow Holder shall only disburse funds as directed in writing by both Parties.

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23.

LIMITATION ON LIABILITY. Under no circumstances (other than fraud, willful misconduct or gross negligence by Escrow Holder) shall Escrow Holder incur any liability in connection with this Agreement in excess of the amount of the Basic Fee set forth in this Agreement. This section is of key importance to Escrow Holder and Escrow Holder would not enter into this Agreement in the absence of this section. This section shall survive termination of this Agreement.

24.

INDEMNITY. Parties agree to indemnify, defend and hold Escrow Holder harmless from and against all claims, actions, suits, judgments, awards, liabilities, damages, costs, expenses and attorneys’ fees (collectively, “Claims”), in connection with or allegedly in connection with this Agreement and/or the Escrow. This section shall survive any termination of this Agreement.

25.

MAINTENANCE OF RECORDS. Escrow Holder shall keep accurate records as to (a) amounts deposited in the Escrow; and (b) amounts disbursed from the Escrow. As required by California law, original documents shall remain at Escrow Holder’s office and, upon reasonable notice, shall be available for inspection by either Parties.

26.

ATTORNEYS’ FEES. In any action regarding this Agreement or the Escrow, all attorneys’ fees incurred by Escrow Holder in connection with this Agreement, whether or not an action is filed, may at Escrow Holder’s choice be immediately reimbursed from the funds in Escrow.

27.

RIGHT TO INTERPLEADER: At Escrow Holder’s sole discretion, in the event of a dispute between the Parties, or as otherwise deemed necessary by the Escrow Holder, Escrow Holder has the unequivocal right to interplead the funds with the Court of appropriate jurisdiction and obtain all applicable interpleader legal fees from the funds held herewith.

28.

INTERPRETATION. This Agreement shall be interpreted and construed in accordance with California law. Any action against Escrow Holder involving this Agreement shall be maintained in the appropriate court in Los Angeles County, California.

29.

SEVERABILITY. In the event any provision of this Agreement should be determined by a court of competent jurisdiction as unenforceable or void under applicable law, that provision shall be deleted; but the remaining provisions of this Agreement shall remain in full force and effect.

30.

EXECUTION IN COUNTERPART. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

31.

RELIANCE ON COPIES. Parties specifically authorizes Escrow holder to accept and rely on Copies (as defined below) and Electronic Signatures (as defined below) as originals, to open escrow and for other purposes of this Escrow. “Copies” means a copy by any means including photocopy, facsimile and electronic. “Electronic Signatures” means an electronic signature or Copy of a signature complying with California law. Parties and Escrow Holder agree that electronic means will not be used by either party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other party.

32.	BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective successors and assigns.

33.	NO LEGAL ADVICE. Escrow Holder does not provide any legal or tax advice regarding this Agreement and advises Parties to consult their own legal or tax representative.

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34.

FORM OF DISBURSEMENTS. All disbursements shall be made by Escrow Holder’s check or by wire transfer unless otherwise instructed in writing. California law mandates that Escrow Holder may not disburse funds until the funds are, in fact, available in Escrow Holder’s account. Wire transfers are disbursable twenty-four (24) hours after the confirmation of receipt. Funds deposited by a cashier’s or certified check are generally available on 8 business days following deposit. Funds deposited by a personal check and other types of instruments may not be available until after confirmation from Escrow Holder’s bank which can vary from ten (10) to fifteen (15) days.

35.

DISCLOSURE OF POSSIBLE BENEFITS TO ESCROW HOLDER. As a result of Escrow Holder maintaining its general escrow accounts, special accounts and trust accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, interest income, loans or other business transactions from the depositories (“collateral benefits”).

The Parties have executed, and Escrow Holder has accepted, these Escrow Instructions as of the date of this Agreement.

BUYER:		SELLERS:

DEP Nevada, Inc,			/s/ Cary Stiebel
a Nevada Corporation			Cary Stiebel

By:	/s/ Stephen ‘Trip’ Hoffman		/s/ Jana Stiebel
	Stephen ‘Trip’ Hoffman,		Jana Stiebel
Authorized Signer
/s/ Jayme Rivard
ESCROW HOLDER:			Jayme Rivard

Secured Trust Escrow, Inc.			/s/ Adrian Dermicek
a California Corporation			Adrian Dermicek

By:	/s/ Sally Rowshan		/s/ Laurie Johnson
	Sally Rowshan		Laurie Johnson
President/Manager
COMPANY:

Canopy Monterey Bay, LLC,
a California Limited Liability Company

		By:	/s/ Jayme Rivard
Jayme Rivard, Authorized Signer

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